THE TRAVELERS QUALITY BOND ACCOUNT FOR VARIABLE ANNUITIES (the "Registrant")


Sub-Item 77Q1 Exhibits


In response to Sub-Item 77Q1 the Investment Advisory Agreement between Travelers Asset Management
International Company LLC and The Travelers Quality Bond Account for Variable Annuities and related proxy materials are incorporated herein by reference to Registrant's other definitive proxy statements to Form DEF 14A, File Nos. 002-53757 and 811-02571, as electronically filed on May 17, 2005.